UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 13, 2009
(March 10, 2009)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 North Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

______________________________

(Former name, former address and former fiscal year, if changed since last report) Texas-New Mexico Power Company 4100 International Plaza P.O. Box 2943 Fort Worth, Texas 76113 (817) 731-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2005, PNM Resources, Inc. (“PNMR”) executed an amended and restated $600 million unsecured credit agreement, which has subsequently been amended (as amended, the “PNMR Credit Agreement”). Other parties to the PNMR Credit Agreement include the lenders party thereto and Bank of America, N.A. as administrative agent.

On May 15, 2008, Texas-New Mexico Power Company (“TNMP”), an indirect wholly owned subsidiary of PNMR, entered into a $200 million unsecured credit agreement, which has subsequently been amended (as amended, the “TNMP Revolving Credit Agreement”).  Other parties to the TNMP Revolving Credit Agreement include the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

On March 10, 2009, the TNMP Revolving Credit Agreement was amended in certain respects by an Amendment No. 2 (the “TNMP Amendment 2”), and on March 11, 2009, the PNMR Credit Agreement was amended in certain respects by a Third  Amendment (the “PNMR Amendment 3”), in each case, to accommodate certain proposed future financings by TNMP.  TNMP Amendment 2 also contains an agreement by TNMP to reduce the size of the TNMP Revolving Credit agreement from $200 million to $75 million upon the occurrence of certain future financings.  This description of PNMR Amendment 3 and TNMP Amendment 2 is qualified in its entirety by reference to the full text of the PNMR Amendment 3 and TNMP Amendment 2, copies of which are filed as Exhibit 10.1 and 10.2, hereto, and are incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit
10.1
Third Amendment to Credit Agreement, dated as of March 11, 2009, among PNM Resources, Inc., First Choice Power, L.P.,  the lenders party thereto, and  Bank of America, N.A., as Administrative Agent for the Lenders

10.2
Amendment No. 2 to Credit Agreement, dated as of March 10, 2009, by and among Texas-New Mexico Power Company, as Borrower, the institutions from time to time parties thereto as Lenders, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. TEXAS-NEW MEXICO POWER COMPANY (Registrants)

Date: March 13, 2009	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)